                                 Exhibit 21.1

                             List of Subsidiaries
                             --------------------

Name: Resources Connection LLC

Jurisdiction
of Organization: Delaware

Names under
which Resources
Connection LLC
does business: Resources Connection LLC
               Re:sources Connection LLC
               RCTC LLC
               Re:sources Connection LLC, a Limited Liability Company of
                  Delaware
               Re:sources Connection LLC DBA RCTC
               RCTC